UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Central Valley Community Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL VALLEY COMMUNITY BANCORP

7100 N. Financial Drive, Suite 101

Fresno, California 93720

April 8, 2009

Dear Shareholder:

In connection with the 2009 Annual Meeting of Shareholders to be held at 6:00 p.m. on Wednesday, May 20, 2009, at the Company’s corporate office at 7100 N. Financial Drive, Suite 101, Fresno, California we are enclosing the following:

1.             Notice of Annual Meeting of Shareholders

2.             Proxy Statement

3.             Proxy Card

It is important that your shares be represented at the meeting.  Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been paid.

We appreciate your support and look forward to seeing you at the meeting on May 20, 2009.

Cordially,

Daniel N. Cunningham
Chairman of the Board

Daniel J. Doyle
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING:

THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO SHAREHOLDERS ARE
AVAILABLE AT: WWW.CVCB.COM

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS OF

CENTRAL VALLEY COMMUNITY BANCORP

TO THE SHAREHOLDERS OF CENTRAL VALLEY COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of the Shareholders of Central Valley Community Bancorp will be held at 7100 N. Financial Drive, Suite 101, Fresno, CA, on Wednesday, May 20, 2009, at 6:00 p.m. for the following purposes:

1.             To elect Directors;

2.             To ratify the appointment of Perry-Smith LLP as the Company’s independent public accountants;

3.             To adopt a non-binding advisory resolution approving executive compensation; and

4.             To transact such other business as may properly come before the meeting.

The names of the Board of Directors’ nominees to be directors of Central Valley Community Bancorp are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

The Bylaws of Central Valley Community Bancorp provide for the nomination of directors in the following manner:

Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

Only shareholders of record at the close of business on March 20, 2009, are entitled to notice of, and to vote at, the Annual Meeting.  Every shareholder is invited to attend the Annual Meeting in person or by proxy.  If you do not expect to be present at the Meeting, you are requested to complete and return the accompanying proxy form in the envelope provided.

Dated: April 8, 2009

Daniel N. Cunningham

Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE

SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE

IN THE ENCLOSED POSTAGE PAID ENVELOPE

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF

CENTRAL VALLEY COMMUNITY BANCORP

To Be Held on May 20, 2009

7100 N. Financial Drive, Suite 101, Fresno, California 93720

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Central Valley Community Bancorp (the Company or Central Valley) for use at the Annual Meeting of Shareholders to be held at the Company’s corporate office located at 7100 N. Financial Drive, Suite 101, Fresno, California on Wednesday, May 20, 2009, at 6:00 p.m.  Only shareholders of record at the close of business on March 20, 2009, (the Record Date) will be entitled to notice of, and to vote, at the Annual Meeting.  On the Record Date, the Company had outstanding 7,642,280 shares of its common stock, of which 7,186,893 will be entitled to vote at the Annual Meeting and any adjournments thereof.  This proxy statement will be first mailed to shareholders on or about April 8, 2009.

Vote By Proxy

As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote.  Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.  If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Method of Counting Votes

Holders of common stock of the Company (Common Stock) are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses.  However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.  An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes.  The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

The proxy holders, Daniel J. Doyle and Steve McDonald, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked.  However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card.  Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting.  The total expense of soliciting the proxies in the accompanying form will be borne by the Company.  While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Central Valley Community Bank (the Bank).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately.  In determining whether the selection of auditors has been ratified, abstentions are counted and broker non-votes are not counted as votes for or against ratification.  In determining whether the non-binding advisory resolution approving executive compensation has been adopted, neither abstentions nor broker non-votes will be counted as votes for or against adoption.

Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of all nominees for director named herein;

FOR ratification of the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm; and

FOR the adoption of a non-binding advisory resolution approving executive compensation.

In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holders’ discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).  Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 is enclosed with this Proxy Statement, and is incorporated herein by reference.

Vote Required

The eight (8) nominees receiving the highest number of votes of the shares of the Company’s Common Stock represented and entitled to vote at the Meeting will be elected directors of the Company.

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented and entitled to vote at the Meeting is necessary for the ratification of the selection of auditors.  Abstentions will have the effect of a vote against the proposal.

The affirmative vote of a majority of votes cast at the Meeting on this proposal is required to adopt the non-binding advisory resolution approving executive compensation.  If you “abstain” from voting, it has no effect on the outcome of this proposal.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on March 20, 2009, are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on that date, the Company had outstanding 7,642,280 shares of its no par value Common Stock of which 7,186,893 will be eligible to vote.

SHAREHOLDINGS OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below.

The following table sets forth, as of the Record Date,  the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date. For purposes of the table below, the address for all is 7100 Financial Drive, Suite 101, Fresno, California 93720.  All Directors, except for Mr. Doyle, are independent under NASDAQ independence standards.

				Shares Beneficially Owned as of the Record Date
Directors and Nominees, and Executive Officers	Age	Positions Held With the Company	Director or Officer Since	Number		Percent of Class

Sidney B. Cox	78	Director	2000	69,022	(1)	*

Daniel N. Cunningham	72	Chairman of the Board and Director	2000	416,284	(2)	5.44%

Edwin S. Darden Jr.	64	Director	2001	118,506	(1)	1.54%

Daniel J. Doyle	62	President, Chief Executive Officer and Director **	2000	227,139	(3)	2.91%

Bryan R. Hyzdu	50	Senior Vice President San Joaquin Region **	2008	14,507		*

David A. Kinross	44	Senior Vice President and Chief Financial Officer **	2006	10,000	(4)	*

Steven D. McDonald	59	Director	2000	393,740	(5)	5.13%

Louis McMurray	62	Director	2000	685,552	(6)	8.95%

Gary Quisenberry	57	Senior Vice President, Commercial and Business Banking **	2000	57,000	(7)	*

Wanda L. Rogers	76	Director	2000	208,428	(1)	2.71%

Lydia E. Shaw	52	Senior Vice President, Consumer and Retail Banking **	2007	3,000	(8)	*

William S. Smittcamp	56	Director	2000	146,600	(1)	1.91%

Thomas L. Sommer	61	Senior Vice President and Credit Administrator **	2000	106,716	(9)	1.39%

				Shares Beneficially Owned as of the Record Date
Directors and Nominees, and Executive Officers	Age	Positions Held With the Company	Director or Officer Since	Number		Percent of Class

Joseph B. Weirick	70	Director	2000	108,695	(10)	1.42%

All directors and executive officers of the Company and the Bank as a group (13 in number)				2,565,189		31.35%

*	Beneficial ownership does not exceed one percent of common stock outstanding.
**

As used throughout this Proxy Statement, the term “executive officer” means the president, any senior vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Ms. Shaw, Mr. Quisenberry and Mr. Hyzdu are officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board of Directors annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Ms. Shaw, Mr. Quisenberry and Mr. Hyzdu).

(1)

Includes 38,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the Central Valley Community Bancorp 2000 Stock Option Plan (the 2000 Plan).

(2)

Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership. Also includes 8,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(3)

Includes 90,000 shares which may be acquired upon the exercise of options granted pursuant to the Central Valley Community Bank 1992 Plan (the 1992 Plan). Also, includes 72,522 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(4)	Includes 10,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.
(5)	Includes 1,608 shares held by Mr. McDonald’s spouse, 28,136 shares held in a family trust, and 38,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.
(6)

Includes 52,536 shares held as Trustee of the Charles McMurray Living Trusts, 52,548 shares held as Trustee of the Jed McMurray Living Trust, 498,205 shares held as Trustee of the Louis McMurray Living Trust, 64,263 shares held as Trustee of the Lou and Dena McMurray Living Trust, and 18,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(7)

Includes 32,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 24,000 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(8)	Includes 3,000 shares which may be acquired upon the exercise of options granted pursuant to the Central Valley Community Bancorp 2005 Omnibus Incentive Plan (the 2005 Plan).
(9)

Includes 26,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 28,000 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(10)	Includes 6,116 shares owned of record by Mr. Weirick’s wife and 38,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

In January 2009, the Company enterer into a Letter Agreement (the Purchase Agreement) with the United States Department of the Treasury (the Treasury) under the Troubled Asset Relief Program Capital Purchase Program (TARP), pursuant to which the Company issued and sold (i) 7,000 shares of the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock and (ii) a warrant to purchase 158,133 shares of the Company’s common stock, no par value, for an aggregate purchase price of $7,000,000 in cash.  The U.S. Treasury currently owns all issued and outstanding Preferred Stock of the Company.  The table above does not reflect the U.S. Treasury’s ownership of the Preferred Stock because, subject to the terms of the Certificate of Designations of the Preferred Stock, the Preferred Stock is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock.  The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.

Pursuant to the terms of the preferred stock issued to the U.S. Treasury, on the occurrence of certain events, the U.S. Treasury would be provided the authority to appoint two members of the Board of Directors (“contingent directors”).  Descriptions herein relating to the qualification, nomination, and election of directors do not include contingent directors.

In connection with its participation in the Capital Purchase Program, the Company is required under current regulations, for the duration of the period that the U.S. Treasury holds any equity or debt position in the Company acquired under the Capital Purchase Program, to take the following actions with respect to its executive compensation arrangements relating to its “Senior Executive Officers” (the “SEOs”):

•              require that SEO bonus and incentive compensation are subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•              prohibit any “golden parachute” payment to the SEOs, generally meaning any payment in the nature of compensation to (or for the benefit of) an SEO made in connection with an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEO’s “base amount” (generally defined as the five-year average of the executive’s compensation); and

•              agree that it will be subject to Section 162(m)(5) of the Internal Revenue Code (the “Code”), which reduces the annual tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation, as defined in the Code.

The Company’s SEOs currently consist of the same executive officers who are designated named executive officers for purposes of this Proxy Statement.

In addition, in connection with its participation in the Capital Purchase Program, the Executive/Directors Resources Committee is required to meet at least annually with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company.  The Executive/Directors Resources Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.  The required certification of the Executive/Directors Resources Committee is provided in the Compensation Discussion and Analysis.

On February 17, 2009, President Barack Obama signed the American Relief and Recovery Act (“ARRA”) into law.  The ARRA includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock and/or stock purchase warrants of such companies under the Capital Purchase Program.  These provisions include, among others:

•              a prohibition on golden parachute payments to any SEO or any of the next five most highly compensated employees of the participating company;

•              a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the SEOs and the twenty next most highly compensated employees that fully vests during the period in which any obligation under the Capital Purchase Program remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•              an annual, non-binding shareholder vote on the company’s executive compensation program.

In accordance with the ARRA and based on recent guidance issued by the SEC, the Board of Directors authorized a non-binding advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements. See “Proposal 3: Advisory Vote on Executive Compensation.”

Other provisions of the ARRA require the participating companies to establish a board Executive/Directors Resources Committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from the plans; to adopt a company-wide policy regarding “excessive” or “luxury” expenditures; and to annually file a written certification of the Company’s CEO and CFO as to the Company’s compliance with the requirements.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide a nomination procedure for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors.  The number of directors is set by the Board and is currently set at eight (8).  The authorized number of directors to be elected at the Meeting is eight (8).  Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

All Proxies will be voted for the election of the following eight (8) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld.  If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers.

The following is a brief account of the business experience during the past five years of each nominee and each executive officer of the Company.

SIDNEY B. COX retired from Producers Cotton Oil in April 1988 and is now owner of Cox Communications, public relations and agricultural consulting firm.

DANIEL N. CUNNINGHAM is the Chairman of the Boards of Directors of the Company and the Bank.  Mr. Cunningham is a Director of Quinn Group, Inc. and a former Vice President and Director of Quinn Properties, Inc.

EDWIN S. DARDEN JR. is a certified architect and President of Darden Architects, Inc., an architectural firm in Fresno, California.

DANIEL J. DOYLE became President and Chief Executive Officer of the Company upon its organization in 2000, and has served as President and Chief Executive Officer of the Bank since June 1998.  From March 1995 until joining the Bank, Mr. Doyle was Senior Vice President and Regional Manager of U.S. Bank.  Prior to that, Mr. Doyle served as President and Chief Executive Officer of U.S. Bank of California.

BRYAN R. HYZDU became Senior Vice President San Joaquin Region on November 19, 2008.  Prior to that time, Mr. Hyzdu served for nine years as President of Service 1st Bancorp.  For three of those nine years, Mr. Hyzdu also served as President and Chief Executive Officer of Service 1st Bank, and for two years as President and Chief Executive Officer of Charter Services Group, Inc., a Service 1st Bancorp subsidiary. For seven years prior to that Mr. Hyzdu served as a Regional Vice President and Central Valley Portfolio Manager with Union Bank of California.

DAVID A. KINROSS was name Senior Vice President and Chief Financial Officer of the Company on May 18, 2006.  Prior to that time, Mr. Kinross served for three years as Vice President Finance and Chief Financial Officer of Pelco, and for 13 years prior to that served in various capacities including Partner with Deloitte & Touche LLP.

STEVEN D. McDONALD is President of McDonald Properties, Inc., with interests in cattle ranching, mobile home park management and other investments.  Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage.

LOUIS McMURRAY is President of Charles McMurray Company, a wholesale hardware company with outlets in Fresno and Sacramento.

GARY QUISENBERRY was named Senior Vice President, Commercial and Business Banking of the Bank on February 22, 2000.  For fifteen years prior to that time, Mr. Quisenberry was Senior Vice President, Business Banking Manager, Manager of Special Assets and Manager of Consumer Lending for California Federal Bank.

LYDIA E. SHAW was named Senior Vice President of the Bank on October 1, 2007.  Ms. Shaw was named manager of Consumer and Retail Banking of the Bank on December 19, 2007.  Prior to that time, Ms. Shaw served as Vice President, Division Manager for Washington Federal Savings located in Seattle, Washington.  For eight years prior to that time, Ms. Shaw served as Director of Business Relationships for Twinstar Credit Union located in Olympia, Washington.

WILLIAM S. SMITTCAMP is the President and owner of Wawona Frozen Foods and is involved as a principal in other family-related businesses.

THOMAS L. SOMMER became Senior Vice President and Credit Administrator of the Company upon its organization in 2000, and was named Senior Vice President and Chief Credit Officer of the Bank on December 15, 1999 after serving as Vice President Manager of Credit Review and Special Assets since August 24, 1998.

JOSEPH B. WEIRICK was President and General Manager of Weirick and Co., operators of China Peak Ski Area, from 1964 to 1978.  Mr. Weirick is presently involved in personal investments.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Company’s Board of Directors, Executive and Directors Resources Committee, Nominating Committee, Strategic Planning Committee and Audit/Compliance Committee, and through committees of the Bank’s Board of Directors.  The Company became the holding company for the Bank on November 15, 2000. Currently, the Audit/Compliance Committee of the Bank’s Board of Directors makes recommendations to the Audit/Compliance Committee of the Company’s Board of Directors.  During 2008 the Company’s Board of Directors held 21 meetings.

Executive/Directors Resources Committee

The Executive/ Directors Resources Committee performs the function of a compensation committee for the Company and the Bank.  All of the members of the Executive/ Directors Resources Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect.  The Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  The Committee adopted a charter on March 18, 2009 which outlines its policy with respect to executive and directors’ compensation and equity awards and incentive compensation awards and plans.

In January 2009, the Company entered into a Letter Agreement (the Purchase Agreement) with the United States Department of the Treasury (the Treasury) under the Troubled Asset Relief Program Capital Purchase Program (TARP), pursuant to which the Company issued and sold (i) 7,000 shares of the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock and (ii) a warrant to purchase 158,133 shares of the Company’s common stock, no par value, for an aggregate purchase price of $7,000,000 in cash.  Pursuant to this Purchase Agreement, the Executive/ Directors Resources Committee will meet no less frequently than is required and will establish compensation and incentive plans that are consistent with the Treasury under the applicable TARP guidelines and any other federal law to review compensation of senior management, and to ensure that such compensation is not structured in any way that would encourage the senior management to take excessive risks in light of their job responsibilities.  See footnote 19 in the audited Consolidated Financial Statements included in the Annual Report for further information.

A copy of the Executive/Directors Resources Committee Charter is included in this Proxy Statement as Appendix A.

The Committee held one meeting during 2008.  The Committee; (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) makes recommendations to the full Board for compensation and other benefits, including incentives, deferred compensation plans and stock options for the President/CEO and other key executive officers; (4) reviews and makes recommendations to the Board regarding retirement policies or any other policies relating to Board members; and (5) makes recommendations regarding fees, stock option grants and other benefits for the Directors.

Nominating Committee

The Nominating Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  All of the members of the Committee are independent directors as defined under the rules of the NASDAQ Stock Market, Inc. as currently in effect.

The Committee held one meeting during 2008.  The Committee makes recommendations for the nomination of directors to the full Board.

The Committee adopted a charter which outlines its policy with respect to considering director candidates.  A copy of the Nominating Committee charter was included in the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders as Appendix B.  The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director.  In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing at least 60 days prior to the date of the next scheduled annual meeting.  Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder.  The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities.  The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.  As set forth in the Notice of Annual Meeting that accompanies this Proxy Statement, the Company’s Bylaws require that notice of intention to make any nomination must be delivered to the President of the Corporation on a timely basis and must contain certain information.  Please refer to the Notice of Annual Meeting.  Any such notices will be forwarded to the Committee.

Strategic Planning Committee

The Committee develops, along with the Board and management, the Company’s Strategic Plan and is to provide overall strategic planning direction for the Company.  Its responsibilities include overseeing the Bank’s planning process and implementation of the strategic plan, reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing feasibility of potential mergers/acquisitions.  Members of the Strategic Planning Committee are Mr. McMurray, Chairman, and Messrs. Cunningham, Darden, Doyle, McDonald, and Smittcamp.  The Committee met six times in 2008.

Audit/Compliance Committee

The Audit/Compliance Committee of the Company’s Board of Directors is composed of Mr. McDonald as Chairman, and Messrs. Cunningham, Cox and Weirick.  In accordance with its charter, all of the members of the Audit/Compliance Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect.  The Board of Directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

The Company’s Audit/Compliance Committee held 13 meetings during 2008.  The functions of the Audit/Compliance Committee are to recommend the appointment of and to oversee the independent registered public accounting firm who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants.  The Audit/Compliance Committee also reviews internal controls and reporting procedures of the Bank’s branch offices, periodically consults with the independent registered public accounting firm with regard to the adequacy of internal controls and reviews and recommends inclusion of the audited consolidated financial statements in regulatory reports.

Report of Audit/Compliance Committee

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT/COMPLIANCE COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Audit/Compliance Committee of the Central Valley Community Bancorp Board of Directors (the Audit Committee) is composed of independent directors and operates pursuant to a Charter that was adopted by the Board on March 21, 2007, a copy of which was attached as Appendix C to the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders.  The members of the Audit Committee are Steven D. McDonald (Chair), Daniel N. Cunningham, Sidney B. Cox, and Joseph B. Weirick.  The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent accountants.  Wanda L. Rogers served on the Audit Committee during 2008.  Other than Ms. Rogers, all participants in the Audit Committee attended at least 75% of the meetings of the Audit Committee during 2008.

The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Committee has considered and discussed the consolidated audited financial statements with the independent registered public accounting firm, with, and without, management present.  The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  The Committee has also discussed with management and the independent registered public accounting firm the quality and adequacy of the internal controls of the Company.  Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with them their independent status. The independent registered public accounting firm did not perform any prohibited services for the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT/COMPLIANCE COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Steven D. McDonald (Chairman)
Daniel N. Cunningham
Sidney B. Cox
Joseph B. Weirick	March 18, 2009

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The duties of the Executive/Directors Resources Committee (the Committee) of the Board of Directors include  reviewing policies, reviewing human resources issues, granting stock options and other equity awards, and approving other personnel matters which are in excess of management’s authority.  The Company’s compensation programs and policies are covered under this committee and are applicable to its Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other Named Executive Officers (NEOs), and are administered by the Committee. NEOs are defined as the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year.  Those individuals are Daniel Doyle, David Kinross, Bryan Hyzdu, Lydia Shaw, Thomas Sommer, and Gary Quisenberry.

The Committee establishes the compensation plans and specific compensation levels of the Company’s CEO, CFO and other NEOs, with input from the CEO.  The Committee reviews its approach to executive compensation annually.  As part of its review, the Committee conducts periodic outside reviews of California peers as well as national peers utilizing the California Bankers Association Salary Survey, salary and benefits information from the California Department of Financial Institutions and other databases.

The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interest of the executive officers of the Company with those of the Company’s shareholders.  The compensation program has two goals:  To help the Company compete with other financial entities to attract and retain highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance and the executive officers’ estimated future contribution to the success of the Company.

As part of its charter, this Committee establishes the salary and incentive plans on an annual basis for the Bank’s senior management.  The incentive plan for 2009 was approved by the Committee and the Board of Directors on January 28, 2009 and in keeping with prudent goals related to asset quality, growth and CAMELS ratings as determined in annual Safety & Soundness examinations by our state and federal regulators. These plans are also consistent with Department of Treasury guidelines.  The Compensation Committee will meet no less frequently than is required under the applicable TARP guidelines and any other federal law to review compensation of senior management, and to ensure that such compensation is not structured in any way that would encourage the senior management to take excessive risks in light of their job responsibilities. In addition, CVCB and each of its Senior Executive Officers have contractually agreed that they will not accept any golden parachute payments that would be in violation of the TARP guidelines or any other federal law.  At the present time, no offsets to other longer-term or deferred forms of executive compensation have been implemented.

The Committee annually reviews the salaries, non-equity incentives, and perquisites of executive officers, which are payable in cash.  The long-term compensation components (equity incentives and post-termination benefits) are reviewed in the context of the other compensation provided to executives; however, adjustments to long-term compensation are not necessarily made annually.

Equity compensation and post-termination benefits are intended to provide retention incentives to executives, and are not specifically intended to reward current performance.  Salary, bonus and perquisite compensation are related to, and affected by, current performance.

The Company’s philosophy for providing equity compensation in the form of stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company’s overall performance.  The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practices, the Company’s compensation philosophy and the Company’s best interests, including compensation that may not be deductible for tax purposes.

Components of Executive Officer Compensation

The primary components of executive compensation are base salaries, incentive compensation and long-term compensation, which includes 401(k) match and profit sharing, equity compensation, health and welfare benefits and benefits from a salary continuation plan.

BASE SALARIES:

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from a comparison group of financial services companies.  The Committee approves, and submits to the Board of Directors for ratification, the annual base salary for the CEO, CFO and other NEOs.  Base salaries are reviewed annually, and increased from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  Salary ranges and midpoints for all employees are based on market analysis within the banking industry in California.

The base salary for the CEO for 2008 was determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the CEO, and (iv) comparing the base salary of the CEO to that of other chief executive officers in the Company’s peer group.  The total compensation received by the Company’s CEO is detailed in the Summary Compensation Table.

INCENTIVE COMPENSATION:

The Committee determines the amount of annual incentive compensation payable to executive officers, if performance goals are met, subject to a maximum limit on the incentive compensation. In January 2008, the compensation committee recommended to the Board and the Board approved the incentive compensation for executive officers for 2008 and is discussed below.

The CEO’s annual incentive compensation was based on a target bonus multiplied by a performance modifier.  The target bonus for 2008 was 50% percent of his base salary at January 1, 2008.  The target bonus is prorated 70% to a Bank component which includes performance criteria for net income, direct expenses, operating revenue, loans, deposits, investment management, classified loans to capital, Community Reinvestment Act (CRA) loan goals, classified loans and past due loans.  30% of the target bonus was prorated to a management component.  The management component is subjective based on strategic planning leadership, marketing, regulatory compliance, community involvement, franchise value and stockholder relations.  The total target bonus attained can be adjusted up or down based on the performance modifier.  The performance modifier was determined by the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.  Mr. Doyle’s 2008 incentive compensation was $152,000 as his overall target objectives were met and exceeded.  See the Summary Compensation Table below for further information.

The Company has a Senior Management Incentive Plan (SMIP) to provide annual incentive compensation to attract, retain, and motivate key executives of the Company.  The CEO does not participate in the SMIP.  The SMIP is tied to financial achievements for the Bank and Company which are set annually.  The executive must be employed on the last day of the fiscal year to receive payment under the SMIP.  The Committee has discretion to determine which executives are eligible to participate in the SMIP, to determine the bases for and the amount of any incentive awards and to consider any additional or extraordinary performance factors for a particular participant.  Where an executive is responsible for a particular business unit or division, performance goals are weighted based on operational performance of those units.  Where an executive has broader corporate responsibilities, such as the CFO, goals are based on particular objectives set by the Committee.  For 2008, NEOs total incentive compensation was based on a target bonus of 30% of their base salary as of January 1, 2008 which was weighted 50% for targeted Company level thresholds of performance and 50% for individual targeted performance thresholds. Bank performance thresholds include net income, total direct expenses, and non-interest income.  Individual thresholds include, loans, deposits, net charge offs, classified loans to capital, past due loans, CRA goals, investments, and a management component.  The total target bonus attained can be adjusted up or down based on a performance modifier.  The performance modifier is based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.

Incentive compensation payments for 2008 for each executive officer are detailed in the Summary Compensation Table on page 15.

LONG-TERM INCENTIVE COMPENSATION:

401(k)/Profit Sharing Plan:

The Company adopted a 401(k) Plan for benefit of all employees and incorporates a safe harbor matching contribution provision.  The CEO and other senior management executives participate in the 401(k) Plan to the same extent as all other employees, subject to limitations imposed by regulation. The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 100% on all deferred amounts up to 3% of eligible compensation and a 50% match on the next 2% of eligible compensation.  The Profit Sharing Plan is a cash-based incentive profit sharing program.  The Company may, but is not required to make annual contributions based on the recommendation of the Committee.  The cash incentive is paid by March 1st of each year.  The percentage of the Company’s contribution is recalculated each year based upon the recommendation of the Committee.  Once they are eligible to participate, all employees are 100% vested, immediately, in both the 401(k) match and the Profit Sharing Plan.  401(k) and profit sharing contributions to the CEO, CFO and NEOs for 2008 are detailed in the Summary Compensation Table on page 15.

Equity Compensation:

Under the Company’s compensation philosophy, ownership of the Company’s Common Stock is a key element of executive compensation.  The granting of stock-based awards is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company.  In general, stock-based award grants are determined based on (i) the impact the executive may have had on the Bank’s  and Company’s earnings and stock price, (ii) the ability of the executive to provide enhanced opportunities for the success of the Bank and Company (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock-based award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company’s Common Stock, (viii) the number of awards vested and non-vested,  and (ix) the options outstanding as a percentage of total shares outstanding.  Stock-based awards are issued at the discretion of the Board of Directors.  Periodically the Directors determine a pool of the number of stock-based awards to be granted and management makes recommendations to the Directors to determine how many are granted to executive officers and others in the Company and the Directors make a final approval of the grants.

The Company has three share-based compensation plans, the Central Valley Community Bancorp 2005 Omnibus Incentive Plan (the 2005 Plan) and the 2000 and 1992 Stock Option Plans.  The 2005 Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock.  The plan allows for performance awards that may be in the form of cash or shares of the Company, including restricted stock.  All awards are issued at market value and generally have vesting periods of five years.  These awards are granted at the sole discretion of the Committee.  The maximum number of shares that can be issued with respect to all awards under the 2005 Plan is 476,000. Currently there are options to purchase 30,000 shares of common stock reserved for issuance for options already granted to employees and 446,000 remain reserved for future grants as of December 31, 2008 under the 2005 Plan.

In connection with the Company becoming the holding company for Central Valley Community Bank (Bank) in 2000, the Company assumed all obligations for options issued under the Bank’s 1992 Stock Option Plan, with options to purchase shares of the Company’s common stock substituted for options to purchase shares of common stock of the Bank.  No new options have been granted under this plan and outstanding options are exercisable until their expiration.  The 2000 Stock Option Plan has 793,881 shares remaining as reserved for issuance for options already granted to employees and directors under incentive and nonstatutory agreements and 10,936 remain reserved for future grants.

In December 2008, the Company cancelled options to purchase 90,550 shares of the Company’s common stock previously granted from the 2000 Plan and options to purchase 15,000 shares of the Company’s common stock previously granted from the 2005 Plan, and on December 17, 2008, granted options to purchase 90,550 shares of the Company’s common stock from the 2000 Plan and options to purchase 15,000 shares of the Company’s common stock from the 2005 Plan at an exercise price of $6.70, the fair market value on the grant date. Also, from the 2005 Plan, options to purchase 15,000 shares of the Company’s common stock were granted in 2008 at an exercise price of $6.70.

See Note 1 and 13 to the audited Consolidated Financial Statements included in the Annual Report for further information relating to all equity compensation plans.

Additional information on long-term awards for executive officers is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 20.

Health and Welfare Benefits:

The Company offers health and welfare programs to all eligible employees.  The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.  The CEO, CFO and other NEOs received up to $12,000 each in 2008 from the Bank for health and welfare benefits.

Salary Continuation Agreements:

Each of the Named Executive Officers is a party to a salary continuation agreement that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank.  The salary continuation agreements terminate upon the executives’ death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause.  The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Company, defined as the cumulative transfer of more than fifty percent (50%) of the voting stock of the Company.  Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the percentage of benefit vested upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreements.  Additional information on the details of each participant’s benefit under the agreements is shown in the Pension Benefits Table on page 20 and the Potential Payments Upon Termination or Change in Control section on page 22.  The Salary Continuation Agreements and the termination provisions under the CEO’s Employment Agreement are subject to non-competition covenants if the executive, without prior written consent of the Company, directly or indirectly becomes involved in any capacity with a competitive enterprise within the trading area of the Bank, defined as a 50 mile radius.

Severance Plan:

The Bank offers a severance pay plan to provide transitional benefits to certain terminated employees while they seek new employment.  In general, full-time and certain part-time employees who are terminated involuntarily without cause, laid off, or terminated as a result of a reduction in force, may be entitled to benefits under this plan.  Covered termination means a Bank-initiated dismissal for other than cause but does not include voluntary termination, retirement, or termination for cause.  The CEO is not eligible under this severance plan, however, the CFO and other NEOs are eligible to receive a benefit under this plan, paid in a lump sum based on two weeks pay for each year of service with a minimum 12 weeks and a maximum 26 weeks.  See Potential Payments Upon Termination or Change in Control section on page 22.

Executive Compensation Waiver:

As a result of the Company’s participation in the Treasury’s TARP Capital Purchase Program, each NEO voluntarily waived any claim against the United States or the Company for any changes to their compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury.  The regulation may require modification of the compensation, bonus, incentive and other plans, arrangements, policies and agreements (including so-called golden parachute agreements) that the NEO has with the Company or in which the NEO participates as they relate to the period the United States holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

Employment Agreements:

The Bank has an employment agreement with Daniel J. Doyle, the Company and Bank’s CEO, dated as of May 11, 1998 and amended July 17, 2002 pursuant to which Mr. Doyle is employed as President and Chief Executive Officer of the Bank.  The employment agreement renews automatically for one-year terms, unless terminated by either party not later than sixty days prior to expiration. Under the employment agreement, the Board of Directors sets Mr. Doyle’s salary for each year.

Under the agreement, Mr. Doyle is entitled to receive a bonus, based on the achievement each year of certain performance goals.  The goals and the target amount of the bonus are established at the beginning of each year by the Board, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board following the conclusion of the year.

For 2008, the Board of Directors set the target bonus at 50% of Mr. Doyle’s salary, subject to adjustments, up or down, depending on actual performance.  The target bonus was weighted 70% for Company wide financial performance thresholds and 30% for management components with an additional modifier determined by the outcome of regulatory examinations and internal and external audits.  Mr. Doyle’s total incentive award for 2008 was $152,000 based on exceeding targeted thresholds.

The employment agreement with Mr. Doyle also provides for: (a) a Bank-paid membership in a local country club; (b) an automobile allowance of $1,000 per month; (c) participation in medical, dental and similar plans offered by the Bank for Mr. Doyle and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (d) five weeks of vacation annually.

Under the terms of the agreement, Mr. Doyle is entitled to certain benefits for involuntary termination by the Company for reasons other than cause, as defined in the agreement.  Under the agreement, Mr. Doyle is eligible for the following:

•                  For early termination upon disability, Mr. Doyle shall receive his then current base salary for 180 days from the date of his first absence due to disability, should the Board, at its option terminate the employment agreement.

•                  For a change in ownership or effective control of the Company, Mr. Doyle may elect to stay or leave the Company and receive a lump sum termination payment equal to the average total cash compensation paid to Mr. Doyle during the most recent three fiscal years multiplied by two.  A change in ownership or effective control is defined when more than 50% of the outstanding shares of the Company are transferred to any other entity.

•                  If the Company terminates the employment agreement without cause, Mr. Doyle is entitled to receive up to 24 payments, each equal to one-twelfth (1/12) of his annual base salary at the time of termination.  If Mr. Doyle obtains other comparable employment within the 24 month period, payments will cease.

In the event the Company is not the surviving entity after a change in ownership as a result of any action taken at the direction of any supervisory or regulatory authority the employment agreement terminates and Mr. Doyle is not eligible for any further compensation under the agreement except for those that may have accrued prior to the date of such termination.

Mr. Doyle has an Executive Salary Continuation Agreement with the Bank.  In the event of involuntary termination for reasons other than cause, as defined in the agreement, he is entitled to receive the following:

•                  Change in control lump sum payment equal to the present value of 100% of the normal retirement benefit that he would have received had he been employed by the Bank until December 31, 2010.  His change in control benefit as of December 31, 2008 is estimated at $1,786,000.

•                  For early termination upon disability, he would receive an annual benefit equal to the early retirement benefit or normal retirement benefit that he would have received had he retired from the Bank.  As of December 31, 2008 he would receive an annual disability benefit based on early retirement of $120,000 for 15 years, paid monthly.  The disability benefit will be increased each year by 3% to account for cost of living increases.

In the event of a termination of Mr. Doyle by the Company “for cause”, Mr. Doyle would forfeit benefits under the Executive Salary Continuation Agreement.

As a result of the Company’s participation in the Treasury’s TARP Capital Purchase Program, Mr. Doyle voluntarily waived any claim against the United States or the Company for any changes to his compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury.  The regulation may require modification of the compensation, bonus, incentive and other plans, arrangements, policies and agreements (including so-called golden parachute agreements) that Mr. Doyle has with the Company or in which he participates as they relate to the period the United States holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

Compensation Committee Interlocks and Insider Participation:

No member of the Executive/Directors Resources Committee serves or has served as an employee of the Company or its subsidiaries, and there are no common participants between the compensation committee of any other entity and the Company.

Executive/Directors Resources Committee Report

The Executive/Directors Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (the C D & A) with management.  Based on these reviews and discussions, the Committee recommends to the Board of Directors that the C D & A be included in the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Shareholders.

The Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements.  Based on the analysis of the incentives, potential risks, and the evaluation of factors to mitigate such potential risks, the Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required.

SUBMITTED BY THE EXECUTIVE/DIRECTORS RESOURCES COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Daniel N. Cunningham
Chairman of the Executive/Directors Resources Committee
Edwin S. Darden Jr.
Louis McMurray
William S. Smittcamp	March 18, 2009

SUMMARY COMPENSATION

The following table sets forth information regarding compensation earned by our CEO, our CFO and four other NEOs for services rendered to the Company for the fiscal year ended December 31, 2008.  Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation (9)	Change in Nonqualified Deferred Compensation Earnings ($) (10)	All Other Compensation ($)		Total ($)
Daniel J. Doyle, President and Chief Executive Officer	2008	$295,000		$6,116	$152,000	$178,632	$56,100	(2)	$700,455
	2007	295,000		20,444	201,000	178,631	63,970		759,045
	2006	280,000		—	201,000	464,950	67,308		1,013,258
David A. Kinross, Senior Vice President and Chief Financial Officer	2008	168,000		22,855	47,600	16,665	18,900	(3)	283,818
	2007	160,000		10,222	61,800	15,697	10,773	(3)	258,492
	2006	100,000		58,355	38,350	7,503	4,298		208,506
Lydia E. Shaw, Senior Vice President, Consumer and Retail Banking	2008	141,750	(5)	13,127	36,400	30,875	26,490	(4)	251,802
	2007	31,231	(5)	63,731	11,023	—	10,860		116,845
Thomas L. Sommer, Senior Vice President, Credit Administrator	2008	168,000		3,575	36,500	25,787	29,944	(5)	268,093
	2007	160,000		10,222	61,818	24,288	32,335		288,663
	2006	145,616		—	55,410	95,734	28,416		325,176
Bryan R. Hyzdu, Senior Vice President San Joaquin Region (6)	2008	22,124		19,960	—	—	2,045	(7)	24,169
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	2008	178,000		3,575	38,600	33,936	36,855	(8)	295,253
	2007	170,000		10,222	60,097	31,965	42,556		314,840
	2006	159,250		—	54,078	87,304	36,436		337,068

(1)

In accordance with FAS123(R), the award equals the aggregate grant date fair value. Additional discussion is set out in Note 1 of the audited consolidated financial statements included in the Annual Report that accompanies this proxy statement, and is incorporated herein by reference.

(2)

Includes, for 2008, directors’ fees of $18,400, $3,900 in life insurance premiums, $16,400 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Doyle’s account, $5,400 country club membership dues, and $12,000 auto allowance.

(3)	Includes, for 2008, $1,100 in life insurance premiums, $11,800 contributed to the Bank’s 401(k) Plan/Profit Sharing Plan for Mr. Kinross’ account, and $6,000 auto allowance.
(4)

Ms. Shaw joined the Bank in October, 2007. Includes, for 2008, $990 in life insurance premiums $1,500 contributed to the Bank’s 401(k) Plan for Ms. Shaw’s account, $12,000 moving expense and $12,000 auto allowance. Ms. Shaw was hired in October of 2007 and is not yet eligible for the Bank’s Profit Sharing Plan.

(5)

Includes, for 2008, $2,444 in life insurance premiums and $16,300 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Sommer’s account, $5,200 country club membership dues and $6,000 auto allowance.

(6)	Reflects partial year salary. Mr. Hyzdu joined the Bank in November, 2008 after the acquisition of Service 1st. Annual salary for Mr. Hyzdu is $192,000.
(7)	Includes, for 2008, $445 contributed to the Bank’s 401(k) for Mr. Hyzdu’s account and $1,600 auto allowance.
(8)

Includes, for 2008, $3,235 in life insurance premiums and $16,400 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Quisenberry’s account and $5,220 country club membership dues and $12,000 auto allowance.

(9)

Value represents annual incentive compensation. For further explanation of how the incentive was calculated, is set out in the Compensation Discussion and Analysis under the section entitled Incentive Compensation on page 11.

(10)

Amounts reported reflect changes in accrual balances for salary continuation plans as calculated for financial statement purposes. Additional discussion is set out in Note 15 of the audited Consolidated Financial Statements included in the Annual Report that accompanies this proxy statement, and is incorporated herein by reference.

Grant of Plan Based Awards

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (5)
Daniel J. Doyle, President and Chief Executive Officer	12/17/2008	(1)	5,000	$6.70	$6,774
David A. Kinross, Senior Vice President and Chief Financial Officer	12/17/2008	(1)	2,500	$6.70	$3,387
David A. Kinross, Senior Vice President and Chief Financial Officer	12/17/2008	(2)	15,000	$6.70	$20,027
Lydia E. Shaw, Senior Vice President, Consumer and Retail Banking	12/17/2008	(3)	15,000	$6.70	$16,688
Thomas L. Sommer, Senior Vice President, Credit Administrator	12/17/2008	(1)	2,500	$6.70	$3,387
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	12/17/2008	(1)	2,500	$6.70	$3,387
Bryan R. Hyzdu, Senior Vice President San Joaquin Region	12/17/2008	(4)	10,000	$6.70	$19,960

(1)	In December 2008, the Company cancelled options to purchase shares of the Company’s common stock previously granted from the 2000 Plan on October 17, 2007 and on December 17, 2008, granted options to purchase shares of the Company’s common stock at an exercise price of $6.70, the fair market value on the grant date. Stock options vest immediately 20% and vest at the rate of 20% per year, with vesting dates of 4/23/2009, 4/23/2010, 4/23/2011, and 4/23/2012. The options expire on 4/23/2017, subject to earlier termination in certain events related to termination of employment.

(2)

In December 2008, the Company cancelled 15,000 stock options granted on October 17, 2007, granted options to purchase 15,000 shares of common stock to Mr. Kinross, of which 6,000 were immediately vested. All options were granted with an exercise price equal to the market value on the grant date. Stock options vest at the rate of 20% per year, with vesting dates of 5/01/2009, 5/01/2010, and 5/01/2011. The options will expire on 5/1/2016, subject to earlier termination in certain events related to termination of employment.

(3)

In December 2008, the Company cancelled options to purchase 15,000 shares of the Company’s common stock previously granted on October 1, 2007 and, on December 17, 2008, granted options to purchase 15,000 shares of the Company’s common stock to Ms. Shaw, of which 3,000 were immediately vested. All options were granted at an exercise price of $6.70, the market value on the grant date. Stock options vest at the rate of 20% per year, with vesting dates of 10/01/2009, 10/012010, 10/01/2011, and 10/01/2012. The options expire 10/01/2017.

(4)

The options were granted from the 2005 Omnibus Incentive Plan. The right to exercise stock options vests on an annual basis over a five-year period from the date of the grant. The exercise price represents 100% of the fair market value on the date of grant as determined by the Board of Directors. The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(5)

The Black-Scholes option-pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The real value of the options in this table will depend on the actual performance of the Company’s common stock during the applicable period and the fair market value of the Company’s common stock on the date the options are exercised.

As a result of the modifications to option terms described in footnotes (1), (2) and (3) of this table and modifications to option terms for certain options granted to directors (as set out in footnote (1) to the Summary Compensation Table for directors, below), the Company recognized an additional $38,000 in incremental stock based compensation expense on its financial statements for the year 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008 for the persons named in the Summary Compensation Table above.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Daniel J. Doyle, President and Chief Executive Officer	13,824	—		$4.32	5/27/2009
	698	—		$4.32	5/27/2009
	90,000	—		$3.41	4/19/2010
	40,000	—		$3.44	1/17/2011
	10,000	—		$8.63	6/18/2013
	1,560	1,040	(1)	$13.50	7/20/2015
	4,440	2,960	(1)	$13.50	7/20/2015
	2,000	3,000	(2)	$6.70	4/23/2017
David A. Kinross, Senior Vice President and Chief Financial Officer	9,000	6,000	(4)	$6.70	5/1/2016
	1,000	1,500	(2)	$6.70	4/23/2017
Lydia E. Shaw, Senior Vice President, Consumer and Retail Banking	3,000	12,000	(5)	$6.70	10/01/2017
Thomas L. Sommer, Senior Vice President, Credit Administrator
	4,000	—		$4.32	6/16/2009
	20,000	—		$3.88	12/15/2009
	6,000	—		$3.41	4/19/2010
	8,000	—		$4.32	6/20/2011
	8,000	—		$5.68	9/18/2012
	4,000	—		$8.63	6/18/2013
	3,000	2,000	(1)	$13.50	7/20/2015

Outstanding Equity Awards at Fiscal Year-End (continued)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	32,000	—		$3.44	3/15/2010
	8,000	—		$4.32	6/20/2011
	8,000	—		$5.68	9/18/2012
	4,000	—		$8.63	6/18/2013
	3,000	2,000	(1)	$13.50	7/20/2015
	1,000	1,500	(2)	$6.70	4/23/2017
Bryan R. Hyzdu, Senior Vice President San Joaquin Region	—	10,000	(3)	$6.70	12/17/2018

(1)	Stock options vest at the rate of 20% per year, with vesting dates of 7/20/2009, and 7/20/2010.
(2)	Stock options vest at the rate of 20% per year, with vesting dates of 4/23/2009, 4/23/2010, 4/23/2011, and 4/23/2012.
(3)	Stock options vest at the rate of 20% per year, with vesting dates of 12/17/2009, 12/17/2010, 12/17/2011, 12/172012, and 12/17/2013.
(4)	Stock options vest at the rate of 20% per year, with vesting dates of 5/01/2009, 5/01/2010, and 5/01/2011.
(5)	Stock options vest at the rate of 20% per year, with vesting dates of 10/01/2009, 10/01/2010, 10/01/2011, and 10/1/2012.

Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Daniel J. Doyle, President and Chief Executive Officer	20,478	$122,254
Thomas L. Sommer, Senior Vice President, Credit Administrator	13,200	$55,176

(1)	The “value realized” on exercise of an option means the amount equal to the difference between the option exercise price and the NASDAQ closing share price of our common stock on the date of exercise.

Pension Benefits

The following table discloses the estimated present value (based on a discount rate of 6.00% relying on AA-rated 20-year corporate bond rates) of total benefits if the participant retires at normal retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Daniel J. Doyle, President and Chief Executive Officer	Executive Salary Continuation Agreement (1)	N/A	$1,786,000	(4) (5)	$—
	Endorsement Method Split Dollar Plan (1)	N/A	See Note	(5)	$—
David A. Kinross, Senior Vice President and Chief Financial Officer	Executive Salary Continuation Agreement (2)	N/A	$595,000	(4) (6)	$—
	Endorsement Method Split Dollar Plan (2)	N/A	See Note	(6)	$—
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	Executive Salary Continuation Agreement (3)	N/A	$595,000	(4) (7)	$—
	Endorsement Method Split Dollar Plan (3)	N/A	$—
Thomas L. Sommer, Senior Vice President, Credit Administrator	Executive Salary Continuation Agreement (2)	N/A	$595,000	(4) (8)	$—
	Endorsement Method Split Dollar Plan (2)	N/A	See Note	(8)	$—
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	Executive Salary Continuation Agreement (2)	N/A	$595,000	(4) (8)	$—
	Endorsement Method Split Dollar Plan (2)	N/A	See Note	(8)	$—
Bryan R. Hyzdu, Senior Vice President, San Joaquin Region	Executive Salary Continuation Agreement (9)	N/A	$189,049	(4) (9)	$—
	Endorsement Method Split Dollar Plan (9)	N/A	See Note	(9)	$—

(1)	Effective December 31, 2006.
(2)	Effective March 1, 2007.
(3)	Effective January 2, 2008.

(4)

The method used to calculate the retirement benefit, based on assumptions used for financial reporting purposes under generally accepted accounting principles, is a present value calculation using a discount rate of 6.00% relying on AA-rated 20-year corporate bond rates. See Note 12 to the audited consolidated financial statements in the Annual Report for further details on Salary Continuation Plans.

(5)

Under the terms of Mr. Doyle’s agreement for normal retirement, if he retires on or after December 31, 2010, he is eligible to receive an annual benefit equal to $150,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. He is eligible for an early retirement benefit as of December 31, 2008 in which he would receive $120,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Doyle’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

(6)

Under the terms of Mr. Kinross’ Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2026, he is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If Mr. Kinross retires on or after May 20, 2024 and prior to December 31, 2026, he is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Kinross’ Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(7)

Under the terms of Ms. Shaw’s Salary Continuation Agreement for normal retirement, if she retires on or after December 31, 2020, she is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If Ms. Shaw retires on or after March 29, 2016 and prior to December 31, 2020, she is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Ms. Shaw’s Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled to receive certain benefits in the event of her death. Should she be employed by the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should she be retired from the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(8)

Under the terms of Messrs. Sommer and Quisenberry’s Salary Continuation Agreements for normal retirement, if they retire on or after December 31, 2012 or December 31, 2015, respectively, they are eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. Mr. Sommer is eligible for an early retirement benefit as of December 31, 2008 in which he would receive $30,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. If Mr. Quisenberry retires on or after May 26, 2011 and prior to December 31, 2015 he is eligible for an early retirement benefit. The amount of early retirement benefit for Messrs. Sommer and Quisenberry would be based the month of retirement which would be discounted by the number of months left for full retirement, the early retirement benefit would be payable over 15 years in monthly installments, increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Messrs. Sommer and Quisenberry’s Life Insurance Endorsement Method Split Dollar Plan, their beneficiaries are entitled to receive certain benefits in the event of death. Should they be employed by the Bank at the time of death, their beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should they be retired from the Bank at the time of death, their beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under their Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.
(9)

Subsequent to the acquisition of Service 1st, the Company assumed the liability for Mr. Hyzdu’s benefits under his Salary Continuation Agreement (the Agreement) with Service 1st Bancorp. The benefits under the Agreement became 100% vested upon the change in control. The Agreement provides for an annual retirement benefit payment, after Mr. Hyzdu attains the age of 65, of $37,164 annually, payable in equal monthly installments over a 15 year period. In addition, Mr. Hyzdu has an Endorsement Split Dollar Insurance Agreement (Split Dollar Agreement). Pursuant to the Split Dollar Agreement, Mr. Hyzdu’s beneficiary(ies) are entitled to receive certain benefits in the event of death. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

Potential Payments Upon Termination or Change in Control

Executive Salary Continuation Agreements and the Bank’s Severance Pay Plan require the Company to provide compensation to the CFO and other NEOs in the event of a termination of employment or a change in control of the Company.  The CEO is not eligible for severance pay under the Severance Pay Plan and the amount of compensation payable to the CEO under his Executive Salary Continuation Agreement is explained above under his Employment Agreement.  The CFO and NEOs qualify for benefits under certain circumstances.

Under the Executive Salary Continuation Agreements, if the executive is disabled prior to retirement or termination of employment, he is entitled to an annual disability benefit equal to the executive’s accrual balance payable monthly for 15 years increased annually 3% for cost of living increases.  The CFO and other NEOs are eligible for early involuntary termination benefits payable at normal retirement age.  Involuntary termination means the executive’s employment terminates by action of the Bank prior to retirement, and such termination of employment is not for cause.  In the event the executive’s employment terminates for cause prior to retirement, their Executive Salary Continuation Agreement immediately terminates and the executive forfeits all benefits under the agreement.  Upon a change in control the Bank shall pay the executive a lump sum payment equal to the present value of 100% of the benefit that the executive would have received had the executive been employed until normal retirement.  The Bank’s Severance Pay Plan for Senior Vice Presidents provides two weeks pay per year of service with a minimum of 12 weeks and a maximum of 26 weeks.  See details on the Bank’s Severance Pay Plan on page 13.  In the event of dissolution or liquidation of the Company or a merger or change in control, unexercised stock options vest immediately.  See the Outstanding Equity awards at Fiscal Year-End table for a break down of options outstanding.

Compensation of Directors

The Board of Directors of the Company has not approved payment of fees in connection with attendance at Company Board or Board Committee meetings.

The Chairman of the Board of the Bank receives $2,147 and all other directors (including employee directors) of the Bank receive $1,533 per month for Board meeting attendance.  The fees paid for director board meetings are based on comparable amounts paid by other financial institutions in the Company’s geographic market area.

Aggregate Bank directors’ fees in the sum of $179,000 were paid (including amounts deferred under Deferred Compensation Agreements between the Bank and certain of its directors) during the fiscal year ended December 31, 2008.

Deferred Compensation Agreements

Six of the Bank’s non-employee directors have entered into deferred compensation agreements with the Bank, electing to defer some or all of their fees in exchange for the Bank’s promise to pay a deferred benefit in the future.  A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket.  Deferred director fees are expensed by the Bank and are set aside in a separate liability account.  Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences.  Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election.  After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Bank as they are paid.  The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Bank, and no specific Bank assets are set aside for payment of account balances.  A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.

The Bank has a universal life insurance policy insuring the life of each participating director.  The Bank is the owner of each policy.  Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement.  Under the latter Split Dollar Agreement and Endorsement, the Bank and each participating director agree to a division of death benefits under the life insurance policies.  A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:

(a)	In an amount intended to approximate the projected deferred compensation agreement account balance at the director’s retirement, if the director dies before terminating service with the Bank.

(b)	In an amount intended to approximate the deferred compensation agreement account balance remaining unpaid, if the director dies after terminating service with the Bank.

In either case, the Bank’s obligations under a deferred compensation agreement are extinguished by the director’s death.  The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies).  The Bank expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Bank.  The policies serve informally as a source of financing for the Bank’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations.  Although the Bank expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded.  These contractual entitlements remain contractual liabilities of the Bank, payable after the directors’ termination of service.

The information on Directors’ compensation in the table below is for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Change in Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($) (3)	Total ($)
Daniel N. Cunningham	$25,760	$6,156	$28,940	$9,890	$101,783
Sidney B. Cox	18,400	6,156	—	—	55,593
Edwin S. Darden Jr.	18,400	6,156	10,812	271	66,676
Steven D. McDonald	18,400	6,156	22,191	2,520	80,304
Louis McMurray	18,400	6,156	24,202	2,985	82,780
Wanda L. Rogers	18,400	6,156	25,471	9,230	90,294
William Smittcamp	18,400	6,156	24,202	1,977	81,772
Joseph B. Weirick	18,400	6,156			55,593

(1)

In December 2008, the Company’s Board of Directors cancelled options to purchase common stock of the Company previously granted and on December 17, 2008, granted options to purchase 5,000 shares of common stock to each of the directors. All options were granted with an exercise price equal to the fair market value on the grant date. In accordance with FAS123(R), the award equals the aggregate grant date fair value. The fair value was estimated on the date of grant using an option-pricing model. For more detail see Notes 1 and 13 to the audited Consolidated Financial Statements in the Company’s Annual Report, which are incorporated herein by reference.

(2)

The amounts reported represent interest earned on deferred fees under the Directors’ deferred compensation agreements as discussed above. Directors, who participated, deferred 100% of their fees in 2008.

(3)	Represents the imputed dollar values for insurance coverage under the Split Dollar Agreement and Endorsement plan discussed above.

The aggregate number of options awards outstanding for each non-employee director of the Company as of December 31, 2008 is detailed in the table below.

Name	Aggregate Options Awards outstanding as of 12/31/08
Daniel N. Cunningham	15,000
Sidney B. Cox	45,000
Edwin S. Darden, Jr.	45,000
Steven D. McDonald	45,000
Louis McMurray	25,000
Wanda L. Rogers	45,000
William Smittcamp	45,000
Joseph B. Weirick	45,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions, except as disclosed below, since January 1, 2008, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors.  These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectibility or represent other unfavorable features. See Note 16 in the audited Consolidated Financial Statements in the Company’s Annual Report for detail on outstanding loans and commitments to related parties.

Except for loans granted in the normal course of business, the Company has no other related party transaction.

Policy and Procedures on Related Person Transactions

The Company adopted a written code of ethics to promote the highest ethical standards within the Company.  Under the code of ethics, Company personnel are expected to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof).  Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining.  Such procedures are consistent with the terms of California corporate law.

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Central Valley Community Bancorp is built upon the principles of fair dealing and ethical conduct of all our employees.  Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:

•                  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company;

•                  Compliance by Central Valley Community Bancorp with all applicable laws and regulations and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct

•                  The prompt internal reporting to Chairman of the Board of Directors of any violations of the code and

•                  Accountability for adherence to the code.

Our reputation for integrity and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity.  The continued success of Central Valley Community Bancorp is dependent upon our shareholders’ and customers’ trust and we are dedicated to preserving that trust.

A copy of the Company’s Code of Ethics and Conduct may be requested by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 and may also be accessed electronically at the Company website at www.cvcb.com.

SHAREHOLDER COMMUNICATION

The Board of Directors does not have a formal process for shareholders to send communications to the Board.  However, shareholders may send recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address.  All communications received are reported to the board or the individual directors:

Board of Directors (or Executive/Directors Resources and Nominating Committee, or name of individual director)

C/o Cathy Ponte

Assistant Corporate Secretary

Central Valley Community Bancorp

7100 N. Financial Drive, Suite 101

Fresno, California 93720

DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

The Company does not have a policy which specifically addresses director attendance at shareholder meetings.  However, eight directors were in attendance at the 2008 Annual Meeting of Shareholders on May 21, 2008.

REIMBURSEMENT AND TAX SHARING AGREEMENT

The Company has entered into an agreement with the Bank pursuant to which the Bank has agreed to reimburse the Company for certain expenses incurred by the Company in rendering management services on terms and conditions consistent with the requirements of Section 23A of the Federal Reserve Act and Federal Reserve Regulation W. In addition, the Company has entered into a tax sharing agreement with the Bank providing for the allocation of tax obligations among the Company and the Bank in compliance with regulatory requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC).  Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  To the best knowledge of the Company, the only greater than ten-percent holder of the Company’s Common Stock is Mr. Louis McMurray and his related interests.  See Principal Shareholders.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 and 5 were required for those persons, the Company believes that for the 2008 fiscal year, the officers and directors of the Company complied with all applicable filing requirements.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of Perry-Smith LLP, which served the Company as independent registered public accounting firm for 2008, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company’s independent registered public accounting firm for 2009.  All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted.  If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

Representatives from the accounting firm of Perry-Smith LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The following presents fees billed for the years ended December 31, 2008 and 2007 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company.

FEES	2008	2007
Audit Fees (1)	$170,000	$140,000
Audit-Related Fees (2)	$35,000	$2,000
Tax Fees (3)	$37,000	$35,000
All Other Fees (4)	$18,000	$27,000

(1)

Audit fees include professional services in connection with the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees for professional services such as the audit of the Company’s salary deferral plan, merger related services and technical accounting, consulting and research.
(3)

Tax service fees consist of compliance fees for the preparation of original and amended tax returns and tax payment-planning services. Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

(4)	All other fees, consisted primarily of consulting services for the Company’s strategic plan.

The Audit/Compliance Committee has determined that the provision of services, in addition to audit services, rendered by Perry-Smith LLP and the fees paid therefor in fiscal years 2008 and 2007 were compatible with maintaining Perry-Smith LLP’s independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PERRY-SMITH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE MEETING.

PROPOSAL 3

NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

As a result of the Company’s participation in the Capital Purchase Program, the ARRA requires the Company to submit to the shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote shall not be binding on the board of directors and will not be construed as overruling a decision by the board nor create or imply any additional fiduciary duty by the board.  However, the Executive/Directors Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.  APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES CAST AT THE MEETING.  ON THIS MATTER, ABSTENTIONS WILL HAVE NO EFFECT ON THE VOTING.

SHAREHOLDER PROPOSALS

The 2010 Annual Meeting of Shareholders of the Company will be held on May 19, 2010.  December 9, 2009 is the date by which shareholder proposals intended to be presented at the 2010 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company’s 2010 proxy statement and form of proxy relating to that meeting under SEC rules.  Submission of a proposal does not guarantee that it will be included.  Notice of any business item proposed to be brought before an annual meeting by a shareholder under the Company’s By-Laws must be received by the Company not less than ten days or more than 60 days before the annual meeting.  If the Company’s 2010 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than March 19, 2010, and no later than May 9, 2010.  If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 8, 2009	For the Board of Directors
Fresno, California

Daniel N. Cunningham
Chairman of the Board

Appendix A

Central Valley Community Bancorp

Executive/Directors Resources Committee Charter

Purpose of the Compensation Committee

The purpose of the Executive/Directors Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Central Valley Community Bancorp (the “Company”) is to discharge the Board’s responsibilities relating to evaluation and compensation of the Company’s executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Compensation Committee shall be comprised of at least three members, all of whom shall be “independent directors,” i.e. those directors who neither are officers or employees of the Company or its subsidiaries (and have not been officers or employees of the Company or its subsidiaries within the previous three years) nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the NASDAQ Stock Market, Inc. and applicable SEC rules and regulations.  Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Compensation Committee as its chairperson (the “Chairman”).  The Compensation Committee shall meet at least once a year at a time and place determined by the Chairman, with further meetings to occur when deemed necessary or desirable by the Compensation Committee or the Chairman.

The Compensation Committee may invite members of management, such as the Company’s Chief Executive Officer (“CEO”) to attend its meetings.  The CEO, however, shall not be present when the Compensation Committee finalizes its deliberations and makes decisions regarding the compensation of the CEO.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Compensation Committee:

1

1.

In consultation with senior management, establish the Company’s general compensation philosophy, and oversee the development and implementation of compensation programs in a manner consistent with the best interests of the Company and its shareholders.

2.

Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and recommend for approval by the independent directors of the Board the CEO’s compensation level based on this evaluation. In arriving at its recommendation regarding the long-term incentive component of CEO compensation, the Compensation Committee shall consider the Company’s performance against its peer group competitors; the value of similar incentive awards to CEOs at comparable companies; the awards given to the CEO in past years, and any other factors which the Compensation Committee, in its discretion, may consider appropriate.

3.

Review and approve the compensation of all other “officers” of the Company as defined in Section 16 of the Securities Exchange Act of 1934, as amended and Rule 16a-1 promulgated thereunder (the “Section 16 Officers”), and report compensation arrangements with respect to such officers to the Board of Directors.

4.

Make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, including qualified and non-qualified stock option plans and other short-term and long-term incentive plans applicable to the Company’s executive officers, including but not limited to the Company’s 401(k) and profit sharing plans, SERP, BOLI plans and other executive compensation plans, and discharge any responsibilities imposed on the Compensation Committee by any of these plans.

5.

In consultation with management, oversee regulatory compliance with respect to compensation matters, including establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

6.	Review and report to the Board any severance or similar termination arrangements made with respect to any current or former Section 16 Officer.
7.

With the assistance of the Company’s staff and outside consultants, periodically review the amount and composition of director compensation and make recommendations to the Board as needed. Director compensation should be consistent with market practices.

8.	Prepare and issue the evaluations and reports required under “Committee Reports” below.
9.

Review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement with management (and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included).

2

10.

In accordance with the requirements related to the TARP Capital Purchase Program, the Compensation Committee will meet no less frequently than is required and will establish compensation and incentive plans that are consistent with the Treasury under the applicable TARP guidelines and any other federal law to review compensation of senior management, and to ensure that such compensation is not structured in any way that would encourage the senior management to take excessive risks in light of their job responsibilities. This requirement will continue for the period the United States holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

11.	Any other duties or responsibilities expressly delegated to the Compensation Committee by the Board from time to time relating to the Company’s compensation programs.

Committee Reports

The Compensation Committee shall produce the following reports and provide them to the Board.

1.	An Annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and regulations.
2.	A summary of the actions taken at each Compensation Committee meeting, which shall be presented to the Board at the next Board meeting.

Resources and Authority of the Compensation Committee

The Compensation Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority shall be vested solely in the Compensation Committee.

3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Sidney B. Cox	☐	☐	02 - Daniel N. Cunningham	☐	☐	03 - Edwin S. Darden Jr.	☐	☐

	04 - Daniel J. Doyle	☐	☐	05 - Steven D. McDonald	☐	☐	06 - Louis McMurray	☐	☐

	07 - Joseph B. Weirick	☐	☐	08 - William S. Smittcamp	☐	☐

		For	Against	Abstain

2.	To approve the proposal to ratify the appointment of Perry-Smith LLP as the independent registered public accounting firm for the Company’s 2009 Fiscal year.	☐	☐	☐

3.	To adopt a non-binding advisory resolution approving executive compensation.	☐	☐	☐

4.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CENTRAL VALLEY COMMUNITY BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Valley Community Bancorp, and the accompanying Proxy Statement dated April 8, 2009, and revoking any Proxy heretofore given, hereby constitutes and appoints Daniel J. Doyle and Steven D. McDonald, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Central Valley Community Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Valley Community Bancorp, to be held at the offices of Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California  93720 on Wednesday, May 20, 2009 at 6:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2 AND 3.  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2 AND 3.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.